Exhibit 7.1

FREEDMAN & GOLDBERG CERTIFIED PUBLIC ACCOUNTANTS A PROFESSIONAL CORPORATION TRI-ATRIA 32255 NORTHWESTERN HIGHWAY, SUITE 298
ERIC W. FREEDMAN MICHAEL GOLDBERG JULIE A. CHEEK WILLIAM A. MARSHALL AMY S. JACKNOW GLORIA MOORE	FARMINGTON HILLS, MICHIGAN 48334 (248) 626-2400 FAX: (248) 626-4298

June 17, 2005

Securities and Exchange Commission

Washington, D.C. 20549

Dear Sirs:

We have read i2 Telecom’s statements included under Item 4.02 of its Form 8-K filed June 17, 2005, and we agree with such statements.

Sincerely,

Freedman & Goldberg CPA’s, P.C.